Exhibit 99.1

LULULEMON ATHLETICA INC. ANNOUNCES SECOND QUARTER FISCAL 2026 RESULTS

Revenue decreased 4% to $2.4 billion, or decreased 5% on a constant dollar basis
Comparable sales decreased 9%, or 10% on a constant dollar basis
Diluted EPS of $2.92(1)
Vancouver, British Columbia – September 3, 2026 – lululemon athletica inc. (NASDAQ:LULU) today announced financial results for the second quarter of fiscal 2026, which ended on August 2, 2026.
Meghan Frank, Interim Co-CEO and Chief Financial Officer, stated: "While we continue to navigate some challenging dynamics, we are taking a prudent approach with our revised full-year outlook. Our teams remain focused on accelerating growth by strengthening our product offerings, increasing our marketing investments, and maintaining disciplined expense management. Looking ahead, we have confidence in the strength of the lululemon brand, the deep connection we have with our guests and ambassadors, and the significant opportunities we see to drive long-term growth."
André Maestrini, Interim Co-CEO, President, and Chief Commercial Officer, stated: "We remain confident in our ability to take the right steps to strengthen our performance and deliver sustainable growth over time. I would like to thank our teams around the world for their focused efforts and continued commitment to lululemon. We look forward to welcoming our incoming CEO, Heidi O'Neill, next week as we begin an exciting new chapter for the company."
For the second quarter of 2026, compared to the second quarter of 2025:
•Net revenue decreased 4% to $2.4 billion, or decreased 5% on a constant dollar basis.
–Americas net revenue decreased 8%.
–International net revenue increased 4%, or 2% on a constant dollar basis.
•Comparable sales decreased 9%, or 10% on a constant dollar basis.
–Americas comparable sales decreased 12%.
–International comparable sales decreased 3%, or 6% on a constant dollar basis.
•Gross profit decreased 1% to $1.5 billion and gross margin increased 200 basis points to 60.5%.
–This includes $134.5 million of tariff refunds(1) which increased gross margin by 560 basis points.
•Income from operations decreased 13% to $453.7 million and operating margin decreased 190 basis points to 18.8%.
–The tariff refunds(1) of $134.5 million increased operating margin by 560 basis points.
•The effective income tax rate for the second quarter of 2026 was 29.6%, compared to 30.5% for the second quarter of 2025.
•Diluted earnings per share were $2.92 compared to $3.10 in the second quarter of 2025.
–This includes $0.86 per share related to tariff refunds and associated interest(1), net of tax.
•The Company repurchased 2.7 million of its shares for a cost of $330.0 million.
•The Company opened nine net new company-operated stores during the second quarter, ending with 825 stores.

__________
(1)    During the second quarter of 2026, the Company received International Emergency Economic Powers Act ("IEEPA") tariff refunds of $134.5 million plus associated interest of $4.1 million. These amounts were recognized as a reduction of cost of goods sold and an increase to other income, respectively, and increased diluted earnings per share by $0.86.

Balance Sheet Highlights
The Company ended the second quarter of 2026 with $1.4 billion in cash and cash equivalents and it had $593.7 million of available capacity under its committed revolving credit facility.
Inventories at the end of the second quarter of 2026 decreased by 1% to $1.7 billion compared to the end of the second quarter of 2025. On a unit basis, inventories decreased 7%.
2026 Outlook
For the third quarter of 2026, the Company expects net revenue to be in the range of $2.290 billion to $2.320 billion, representing a decline of 10% to 11%. Diluted earnings per share are expected to be in the range of $0.93 to $0.98 for the quarter. This assumes a tax rate of approximately 30%.
For 2026, the Company now expects net revenue to be in the range of $10.350 billion to $10.500 billion, representing a decline of 5% to 7%. Diluted earnings per share are now expected to be in the range of $9.48 to $9.73 for the year. This assumes a tax rate of approximately 30%. The 2026 outlook includes $0.86 per share from tariff refunds and associated interest, net of tax recognized in the second quarter of 2026, but does not reflect any further potential tariff refunds.
The outlook does not reflect any future repurchases of the Company's shares.
The guidance and outlook forward-looking statements made in this press release are based on management's expectations as of the date of this press release and do not incorporate future unknown impacts, including tariffs and macroeconomic trends. The Company undertakes no duty to update or to continue to provide information with respect to any forward-looking statements or risk factors, whether as a result of new information or future events or circumstances or otherwise. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of risks and uncertainties, including those stated below.
Conference Call Information
A conference call to discuss second quarter results is scheduled for today, September 3, 2026, at 4:30 p.m. Eastern time. Those interested in participating in the call are invited to dial 1-833-752-3550 or 1-647-846-8290, if calling internationally, approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available online at: https://corporate.lululemon.com/investors/news-and-events/events-and-presentations. A replay will be made available online approximately two hours following the live call for a period of 30 days.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a technical athletic apparel, footwear, and accessories company for yoga, running, training, and most other activities, creating transformational products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all. Setting the bar in innovation of fabrics and functional designs, lululemon works with yogis and athletes in local communities around the world for continuous research and product feedback. For more information, visit lululemon.com.
Non-GAAP Financial Measures
We report certain financial metrics on a constant dollar basis, which is a non-GAAP financial measure.
A constant dollar basis assumes the average foreign currency exchange rates for the period remained constant with the average foreign currency exchange rates for the same period of the prior year. The Company provides constant dollar changes in its results to help investors understand the underlying performance of net revenue excluding the impact of changes in foreign currency exchange rates. Management uses constant currency metrics internally when reviewing and assessing financial performance.

These non-GAAP financial measures are provided in addition to, and not a substitute for, the corresponding financial measures calculated in accordance with GAAP. For more information on these non-GAAP financial measures, please see the section captioned "Reconciliation of Non-GAAP Financial Measures" included in the accompanying financial tables, which includes more detail on the GAAP financial measure that is most directly comparable to each non-GAAP financial measure, and the related reconciliations between these financial measures. The Company's non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures reported by other companies.
Forward-Looking Statements:
This press release includes estimates, projections, statements relating to the Company's business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include the Company's guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the Company's ability to maintain its brand value and reputation; its highly competitive market and increasing competition; its ability to anticipate consumer preferences and successfully develop and introduce new, innovative and differentiated products; the acceptability of its products to guests; increasing costs and decreasing selling prices; its ability to accurately forecast guest demand for its products; its ability to expand in light of its limited operating experience and limited brand recognition in new international markets and new product categories; its ability to attract, manage, and retain highly qualified individuals; its ability to manage its growth and the increased complexity of its business effectively; changes in consumer shopping preferences and shifts in distribution channels; its leasing of retail and distribution space; seasonality; changes to U.S. tariff and customs policy, including the elimination of the de minimis exemption; macroeconomic volatility, inflationary pressures, and shifts in consumer sentiment; global political and economic instability, including geopolitical conflicts and political polarization; trade restrictions, tariffs, and customs changes; its ability to comply with trade and other regulations; changes in tax laws, transfer pricing, or unanticipated tax liabilities; fluctuations in foreign currency exchange rates; global or regional public health crises; disruptions of its supply chain; its reliance on a relatively small number of vendors to supply and manufacture a significant portion of its products; suppliers or manufacturers not complying with its Vendor Code of Ethics or applicable laws; fluctuating costs of raw materials and the cost of producing its products; its ability to deliver its products to the market and to meet guest expectations if it has problems with its distribution system; its ability to safeguard against security breaches with respect to its technology systems; its compliance with privacy and data protection laws; any material disruption of its technology systems; its ability to have technology-based systems for its e-commerce business function effectively; imitation by its competitors; its ability to protect its intellectual property rights; conflicting trademarks and patents and the prevention of sale of certain products; actions by stockholders, activists, or consumers; its exposure to various types of litigation; climate change and related pressures; heightened scrutiny and legal risks from competing pressures regarding ESG; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, its most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Contacts:
Investor Contacts:
lululemon athletica inc.
Howard Tubin
1-604-732-6124
or
ICR, Inc.
Joseph Teklits
1-203-682-8200

Media Contact:
lululemon athletica inc.
Madi Wallace
1-604-732-6124

lululemon athletica inc.
The fiscal year ending January 31, 2027 is referred to as "2026" and the fiscal year ended February 1, 2026 is referred to as "2025".
Condensed Consolidated Statements of Operations
Unaudited; Expressed in thousands, except per share amounts

	Second Quarter		First Two Quarters
	2026	2025	2026	2025
Net revenue	$2,415,631	$2,525,219	$4,887,234	$4,895,879
Costs of goods sold	953,753	1,048,017	2,086,538	2,035,551
Gross profit	1,461,878	1,477,202	2,800,696	2,860,328
As a percentage of net revenue	60.5%	58.5%	57.3%	58.4%
Selling, general and administrative expenses	1,006,332	951,658	2,066,320	1,894,529
As a percentage of net revenue	41.7%	37.7%	42.3%	38.7%
Amortization of intangible assets	1,893	1,730	3,777	3,360
Income from operations	453,653	523,814	730,599	962,439
As a percentage of net revenue	18.8%	20.7%	14.9%	19.7%
Other income (expense), net	13,698	9,737	22,829	21,523
Income before income tax expense	467,351	533,551	753,428	983,962
Income tax expense	138,128	162,646	229,157	298,485
Net income	$329,223	$370,905	$524,271	$685,477

Basic earnings per share	$2.92	$3.10	$4.59	$5.71
Diluted earnings per share	$2.92	$3.10	$4.59	$5.70
Basic weighted-average shares outstanding	112,898	119,600	114,156	120,116
Diluted weighted-average shares outstanding	112,919	119,680	114,201	120,262

lululemon athletica inc.
Condensed Consolidated Balance Sheets
Unaudited; Expressed in thousands

	August 2, 2026	February 1, 2026	August 3, 2025
ASSETS
Current assets
Cash and cash equivalents	$1,389,737	$1,807,202	$1,155,794
Inventories	1,711,450	1,700,753	1,722,570
Prepaid and receivable income taxes	479,948	352,469	323,227
Other current assets	364,452	402,277	327,137
Total current assets	3,945,587	4,262,701	3,528,728
Property and equipment, net	2,046,363	2,033,720	1,917,361
Right-of-use lease assets	1,947,077	1,630,181	1,605,009
Goodwill and intangible assets, net	188,370	191,194	182,215
Deferred income taxes and other non-current assets	357,181	338,947	290,126
Total assets	$8,484,578	$8,456,743	$7,523,439
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$346,717	$331,421	$373,333
Accrued liabilities and other	584,912	662,982	423,933
Accrued compensation and related expenses	122,747	187,887	148,895
Current lease liabilities	366,649	298,724	297,919
Current income taxes payable	67,375	43,948	26,746
Unredeemed gift card liability	277,318	316,632	252,334
Other current liabilities	35,933	45,954	34,186
Total current liabilities	1,801,651	1,887,548	1,557,346
Non-current lease liabilities	1,774,478	1,499,717	1,464,799
Deferred income tax liability	56,987	52,278	62,400
Other non-current liabilities	60,288	55,360	51,615
Stockholders' equity	4,791,174	4,961,840	4,387,279
Total liabilities and stockholders' equity	$8,484,578	$8,456,743	$7,523,439

lululemon athletica inc.
Condensed Consolidated Statements of Cash Flows
Unaudited; Expressed in thousands

	First Two Quarters
	2026	2025
Cash flows from operating activities
Net income	$524,271	$685,477
Adjustments to reconcile net income to net cash provided by operating activities	65,007	(475,755)
Net cash provided by operating activities	589,278	209,722
Net cash used in investing activities	(281,802)	(319,960)
Net cash used in financing activities	(712,225)	(744,823)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(12,716)	26,519
Decrease in cash and cash equivalents	(417,465)	(828,542)
Cash and cash equivalents, beginning of period	1,807,202	1,984,336
Cash and cash equivalents, end of period	$1,389,737	$1,155,794

lululemon athletica inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

Constant dollar changes
The below changes show the change compared to the corresponding period in the prior year.

	Second Quarter 2026
Net Revenue	Change	Foreign exchange	Change in constant dollars
United States	(8)%	—%	(8)%
Canada	(11)	2	(9)

Americas	(8)	—	(8)

China Mainland	4	(6)	(2)
Rest of World	5	1	6
Total international	4	(2)	2

Total	(4)%	(1)%	(5)%

	Second Quarter 2026
Comparable Sales(1)	Change	Foreign exchange	Change in constant dollars
Americas	(12)%	—%	(12)%

China Mainland	(2)	(6)	(8)
Rest of World	(4)	1	(3)
Total international	(3)	(3)	(6)

Total	(9)%	(1)%	(10)%
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(1)Comparable sales includes comparable company-operated store and e-commerce net revenue. Comparable company-operated stores have been open for at least 12 full fiscal months, or open for at least 12 full fiscal months after being significantly expanded. Comparable company-operated stores exclude stores which have been temporarily relocated for renovations or have been temporarily closed.

lululemon athletica inc.
Company-operated Store Count and Square Footage(1)
Square footage expressed in thousands

	Number of Stores Open at the Beginning of the Quarter	Number of Stores Opened During the Quarter	Number of Stores Closed During the Quarter	Number of Stores Open at the End of the Quarter
3rd Quarter 2025	784	14	2	796
4th Quarter 2025	796	18	3	811
1st Quarter 2026	811	11	6	816
2nd Quarter 2026	816	11	2	825

	Total Gross Square Feet at the Beginning of the Quarter	Gross Square Feet Added During the Quarter(2)	Gross Square Feet Lost During the Quarter(2)	Total Gross Square Feet at the End of the Quarter
3rd Quarter 2025	3,511	128	9	3,630
4th Quarter 2025	3,630	116	10	3,736
1st Quarter 2026	3,736	66	14	3,788
2nd Quarter 2026	3,788	100	8	3,880
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(1)Company-operated store count and square footage summary excludes retail locations operated by third parties under license and supply arrangements.
(2)Gross square feet added/lost during the quarter includes net square foot additions for company-operated stores which have been renovated or relocated in the quarter.